EXHIBIT 10(g)

                          SECOND AMENDMENT TO THE
                  NATIONAL WESTERN LIFE INSURANCE COMPANY
                    NON-QUALIFIED DEFINED BENEFIT PLAN



      This Second Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan (the Plan) is hereby made and entered into this 17th day of December, 1996, by National Western Life Insurance Company (the Company).

      WITNESSETH:

      WHEREAS, the Plan was originally established effective January 1, 1991; and

      WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at anytime; and

      WHEREAS, the Company desires to change certain provisions of the Plan;

      NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 1.2(i), Eligible Employee, is hereby replaced with the following, effective January 1, 1991:

  A person employed by the Employer as of December 31, 1990, in the position of Senior Vice President or above, or a person who has been designated by the President of the Employer, by name, position, or in any other manner, as being in the class of persons who are eligible to participate in the Plan. Such latter designation shall be made in writing by the President of the Employer. However, no person who is an employee of the Employer shall be selected as an Eligible Employee except a member of the select group of management or highly compensated employees of the Employer, as such term is defined under Section 201 of the Employee Retirement Income Security Act of 1974, and regulations and rulings promulgated thereunder by the Department of Labor.

      IN WITNESS WHEREOF, National Western Life Insurance Company has executed this Second Amendment.

      ATTEST:           National Western Life Insurance Company

                        By:_______________________________

                        Its:_______________________________


Approved by Pension Committee on December 16, 1996
Approved by National Western Life Board of Directors on December 17, 1996